UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2004
                                   -----------


                       CITIZENS BANCORP OF VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)



          Virginia                   000-50576                  20-0469337
(State or other jurisdiction  (Commission File Number)        (IRS Employer
      of incorporation)                                    Identification No.)

             126 South Main Street
              Blackstone, Virginia                       23824
    (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (434) 292-7221

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

         On October 14, 2004, the Registrant issued a press release reporting its financial results for the period ended September 30, 2004. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.


Item 9.01         Financial Statements and Exhibits.

         (c) Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

                    Exhibit No.   Description
                    -----------   -----------

                    99.1 Press Release issued by the Registrant dated October 14, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITIZENS BANCORP OF VIRGINIA, INC.
                                                    (Registrant)


Dated:  October 19, 2004               By: /s/ Mark C. Riley
                                           -------------------------------------
                                           Mark C. Riley,
                                           President and Chief Executive Officer

                                  Exhibit Index
                                  -------------

                 Exhibit No.               Description

                 99.1                      Press Release dated October 14, 2004.

                                                                    Exhibit 99.1


                                  PRESS RELEASE
                             Dated: October 14, 2004

                           FOR IMMEDIATE DISTRIBUTION
                             CONTACT: Mark C. Riley
                      President and Chief Executive Officer
                    434-292-8100 mark.riley@greatbanksva.com


            Citizens Bancorp of Virginia, Inc. (CZBT) Announces Nine
                                Months Earnings

Mark C. Riley, President and Chief Executive Officer, announced earnings for the first nine months of 2004 of $2.18 million or $0.89 per share. The company's earnings increased 9.0% from $2.0 million for the first nine months of 2003 to $2.18 million for the same period in 2004. Assets as of September 30, 2004 were up $12.6 million to $280.8 million compared to September 30, 2003 assets of $268.2 million. Mr. Riley also reported that earnings for the third quarter of 2004 increased $155,000 or 22.1% over the same quarter last year.

Citizens Bancorp of Virginia, Inc.'s first nine months of 2004 produced an increase in its annualized Return on Average Assets of .07% from 1.00% for the same period in 2003 to 1.07%. Average Shareholders' Equity for the first nine months of 2004 increased 2.9% to 8.99% compared to 8.74% for the same period last year.

Mr. Riley indicated that the company experienced an increase of $22.0 million in loans from $170.7 million as of September 30, 2003 to $192.9 million as of September 30, 2004 while asset quality continued to improve as the level of non-accrual loans declined 42% from $3.5 million (09.30.03) to $2.0 million (09.30.04).

As of September 30, 2004, total deposits of $245.8 million reflected a $10.1 million increase over the same period 2003 ($235.7 million).

Net Interest Income showed improvement from previous periods with a modest decrease of $12,000 for the nine months ended September 30, 2004 compared to the same period in 2003. Total Noninterest Income increased $350,000 from $1.07 million for the first nine months of 2003 to $1.42 million for the same period in 2004. Significant contributing factors included increased Deposit Account Fees and ATM fees, earnings from BOLI and Gain on Sale of Investments.
Noninterest Expense increased $381,000 from period to period. Contributing factors included increased expenses related to additional staff and benefits, upgrades in technology, renovations of several offices and opening of the new branch in Chesterfield County.

Citizens Bank and Trust Co., was founded in 1873 and is the second oldest independent bank in Virginia. The bank has nine offices in Amelia, Chesterfield, Nottoway and Prince Edward Counties. Citizens Bancorp of Virginia, Inc. is a single bank (Citizens Bank & Trust Company) holding company headquartered in Blackstone, Virginia with $281 million in assets as of September 30, 2004.

Citizens Bancorp of Virginia, Inc. cautions readers that certain statements in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations with respect to these forward-looking statements are based upon reasonable assumptions within the bounds of its business operations, there can be no assurance that the actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For more details on factors that could affect expectations, see the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2004, as filed with the Securities and Exchange Commission.

FInancial Highlights
                       Citizens Bancorp of Virginia, Inc.
                              Consolidated Results
                                   (Unaudited)

 Balance Sheet (dollars in thousands)
 ------------------------------------
                                                                          Y-Y


                                        09/30/04        09/30/03         Ch (%)

 Gross Loans Held for Investment         192,877         170,740           13.0

 Total Allowance for Loan Losses           2,070           2,415          -14.3

 Loans Held for Sale                          0               0             0.0

 *Total Net Loans                        190,807         168,325           13.4

 Total Intangible Assets                      0               0             0.0

 Total Assets                            280,805         268,184            4.7

 Total Deposits                          245,828         235,685            4.3

 Total Borrowings                             0               0             0.0

 Common Equity                            32,805          31,751            3.3

 Total Equity                             32,805          31,751            3.3


 Shares Outstanding (000's)                2,444           2,448            1.6

 *Non-Accrual Loans                        2,025           3,468           41.6

Income Statement (dollars in thousands)
---------------------------------------

                                         Nine mths       Nine mths         Y-Y
                                          ended           ended
                                         09/30/04        09/30/03         Ch (%)

 Net Interest Income                        7,312           7,323          -0.2

 Loan Loss Provisions                          40             250         -84.0

 Total Noninterest Income                   1,422           1,073          32.5

 Total Noninterest Expense                  5,905           5,524           6.9

 Net Income Before Taxes                    2,788           2.622           1.5

 Income Taxes                                 611             625          -2.3

 Net Income                                 2,177           1,998           9.0


Per Share Items ($)
-------------------
                                             2004            2003          Y-Y
                                                                         Ch (%)
 Book Value                                 13.42           12.97           3.5

 Tangible Book Value                        13.42           12.97           3.5

 Diluted EPS Before Extraordinary             .89             .82           6.1

 Diluted EPS After Extraordinary              .89             .82           6.1

 Dividends Declared                           .15             .13          15.4